UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2022
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Veeva Systems Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 452-6500
Not Applicable
(Former name or former address, if changed since last report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Veeva Systems Inc. (“Veeva”) held on June 9, 2022 (the “Annual Meeting”), Veeva’s stockholders voted on and approved an amendment and restatement of its 2013 Equity Incentive Plan (the “2013 Plan”). A description of the material terms of the 2013 Plan, as amended and restated, is contained in the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 27, 2022 (the “2022 Proxy Statement”). The amended and restated 2013 Plan is filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Veeva’s stockholders voted on three proposals, each of which is described in more detail in the 2022 Proxy Statement.

Only stockholders of record as of the close of business on April 14, 2022 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 140,022,354 shares of Veeva’s Class A common stock and 14,765,193 shares of Veeva’s Class B common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva was entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva was entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. The Class A common stock and Class B common stock voted as a single class on all matters, except as set forth below.

The matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below.

Proposal 1: Each of the following nominees were elected to serve as directors until the 2023 annual meeting of stockholders or until his or her successor is duly elected and qualified. The vote for each director nominee is set forth in the table below:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Tim Cabral	260,322,308	879,517	102,044	10,650,209
Mark Carges	245,950,761	15,232,532	120,576	10,650,209
Paul E. Chamberlain	260,831,041	388,961	83,867	10,650,209
Peter P. Gassner	260,620,789	636,299	46,781	10,650,209
Mary Lynne Hedley	255,662,697	5,592,170	49,002	10,650,209
Priscilla Hung	259,673,449	1,502,641	127,779	10,650,209
Tina Hunt	261,039,742	135,884	128,243	10,650,209
Marshall Mohr	254,793,559	6,381,279	129,031	10,650,209
Gordon Ritter	244,433,175	16,799,860	70,834	10,650,209
Paul Sekhri	227,621,463	33,623,539	58,867	10,650,209
Matthew J. Wallach	260,568,099	689,858	45,912	10,650,209

Proposal 2: The amendment and restatement of the 2013 Plan was approved by the stockholders based on the following results of voting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
160,322,705	100,915,388	65,776	10,650,209

Proposal 3: The appointment of KMPG LLP as Veeva’s independent registered public accounting firm for the fiscal year ending January 31, 2023 was ratified by the stockholders based on the following results of voting:

FOR	AGAINST	ABSTAIN
270,776,237	1,041,432	136,409

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Veeva Systems Inc. 2013 Equity Incentive Plan, as amended and restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: June 13, 2022